Exhibit 99(p)4

Item 28(p)4  Code of Ethics for Structured Investment Management, Inc., Sub-Adviser to American Independence Capital Defender Fund

Structured Investment Management, Inc. (“SIM”)

Code of Ethics and Personal Trading Policy

10.1     Overview

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 of the Investment Advisers Act of 1940 (“Advisers Act”), as amended, and Rule 17j-1 of the Investment Company Act of 1940 (“1940 Act”), as amended.  This Code has been adopted by SIM to set forth standards of conduct and personal trading guidelines for which persons covered by this Code are expected to follow.

Every supervised person (as defined in section 10.2(A)(5)) of SIM will be required to certify annually that:

•         S/he has read and understood this policy and recognizes s/he is subject to its provisions; and

•         S/he has complied with the applicable provisions of this policy and has reported all personal securities transactions required to be reported under Section 10.5 of this policy.

For purposes of this Code, the terms “employee” and “supervised person” are used synonymously.  Questions concerning this policy should be directed to the Chief Compliance Officer (“CCO”) of SIM or his/her designee.

10.2     Terms and Definitions

A.     Definitions (as used within this policy):

1.      “Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

2.     “Control” has the same meaning as described in Section 2(a)(9) of the 1940 Act.  In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

3.     “Client” means any person or entity for which SIM serves as an investment adviser, including registered investment companies.

4.     “Affiliated Fund” means any investment company where SIM serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act.

5.     “Supervised Person”, as described in Section 202(a)(25) of the Advisers Act, is any officer, director, partner, and employee of SIM, and any other person who provides advice on behalf of SIM and is subject to SIM’s supervision and control.  For purposes of this Code, the terms “employee” and “supervised person” are used synonymously.

6.     “Monetary interest” has the same meaning as “pecuniary interest” as described in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

7.     “Beneficial ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act.  As a general matter, “beneficial ownership” will be attributed to an employee in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect monetary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

a.       Securities held in a person’s own name;

b.      Securities held with another in joint ownership arrangements;

c.       Securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

d.      Securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

e.       Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an employee beneficially owns a security should be brought to the attention of the CCO or his designee.

8.     A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated.

9.     “Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security, the conversion of a convertible security, and the exercise of a warrant for the purchase of a security.

10.                         “Exempt transactions” are those security transactions within a personal investment portfolio that are exempt from the Code’s reporting requirements and include transactions in accounts not managed by SIM or an affiliate, in which the employee has no direct or indirect influence or control.  Exempt transactions also include:

a.       Transactions in open-end mutual funds that are not Affiliated Funds;

b.      Securities issued by the United States Government;

c.       Bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan as defined above;

d.      Transactions in shares issued by any money market fund; and

e.       Transactions in shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Affiliated Funds.

11.                         “Private Placement” has the same meaning as “Limited Offering”, an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) the 1933 Act, or Rule 504, 505 or 506 under said Act.

12.                         “Security” has the same meaning as set forth in Section 202(a)(18) of the Advisers Act, except that it does not include the following securities (“Excluded Securities”):

a.       Shares of registered open-end investment companies, except Affiliated Funds, which are included;

b.      Direct obligations of the United States Government;

c.       Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.      Shares issued by any money market fund; and

e.       Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Affiliated Funds.

Some of the more common inclusions in this definition are any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, or any put, call, straddle or option on any security or on any group or index of securities.

13.                         “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

10.3     Standards of Conduct

The Advisers Act imposes a fiduciary duty on all investment advisers, including SIM.  As a fiduciary, SIM has a duty of utmost good faith to act solely in the best interests of each of its Clients.  Clients entrust the firm to prudently manage their assets, which in turn places a high standard on the conduct and integrity of SIM employees and supervised persons.  This fiduciary duty compels all employees and supervised persons to act with the utmost integrity in all dealings.  This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all dealings with SIM clients.

In connection with these expectations, SIM has established the following core principles of conduct.  While the following standards are not all-encompassing, they are consistent with SIM’s core belief that ethical conduct is premised on the fundamental principals of openness, integrity, honesty and trust.

A.     General Prohibitions

The Advisers Act and 1940 Act prohibit fraudulent activities by affiliated persons of the adviser. Specifically, these persons may not:

1.      Employ any device, scheme or artifice to defraud a client;

2.      Make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;

3.      Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or

4.      To engage in any manipulative practice with respect to a client.

B.     Core Principles

1.      Employees are expected to comply with federal securities laws (as defined in Section 10.2(A)(1)).  Strict adherence to SIM’s compliance policy manual and instructions provided by the CCO will assist employees in complying with this important requirement;

2.      The interests of clients should be placed ahead of those of employees;

3.      Employees should not take inappropriate advantage of their position with SIM;

4.      Employees should strive to avoid actual or potential conflicts of interest with any SIM client in all personal securities transactions;

5.      Personal securities transactions are expected be conducted in a manner consistent with this policy, and should not adversely impact a client’s account;

6.      Diligence and care shall be taken in maintaining and protecting nonpublic information concerning SIM’s clients (as addressed in SIM’s Privacy Policy); and

7.      SIM shall strive to foster a healthy culture of compliance.

C.     Personal Conduct

1.    Acceptance of Gifts

Employees are prohibited from receiving any gift, gratuity, hospitality or other offering of more than a de minimis value of $250 per year from any person or entity doing business with SIM.  This gift policy generally excludes items or events where the employee has reason to believe there is a legitimate business purpose, for example, business entertainment such as a dinner or a sporting event, of reasonable value.

2.    Giving of Gifts

Employees are prohibited from giving any gift, gratuity, hospitality or other offering of more than a de minimis value of $250 per year to any person or entity doing business with SIM.

3.    Political and Charitable Contributions

Employees are prohibited from making political or charitable contributions for the purpose of obtaining or retaining advisory contracts with government entities or charitable foundations.  In addition, employees are prohibited from considering the adviser’s current or anticipated business relationships as a factor in soliciting political or charitable contributions.

4.    Service as Director for an Outside Company

Any employee wishing to serve as director for an outside company (public or private) must first seek the approval of Compliance.  Compliance, in reviewing the request, will determine whether such service is consistent with the interests of the firm and its clients.

5.    Outside Business Interests

Employees wishing to engage in business activities outside of SIM’s business must seek approval from Compliance and, if requested, provide periodic reports to Compliance summarizing those outside business activities.

D.     Protection of Material Nonpublic Information

1.    Employees are expected to exercise diligence and care in maintaining and protecting client nonpublic, confidential information as outlined in SIM’s Privacy Policy.

2.    Employees are also expected to not divulge information regarding SIM’s securities recommendations or client securities holdings to any individual outside of the firm, except as approved by Compliance.

3.    Employees are expected to adhere to any Affiliated Fund’s policy on the disclosure of mutual fund holdings.

10.4     Personal Trading Policy

A.  Personal Trading Restrictions - General

1.   Employees are precluded from executing personal securities transactions in issuers about which SIM has inside information.  Refer to the Insider Trading Policy for more information.

2.   Generally, employees are expected to purchase or sell a security for their personal accounts only after  trading of that same security has been completed in client accounts.  Employees may purchase or sell a security for their personal accounts simultaneously with client accounts so long as the employee reasonably determines the client will likely not be harmed by the employee’s trade.  Employees are encouraged to consult with Compliance to determine whether his/her personal trade is likely to harm a client’s trade.

B.     Personal Trading Restrictions - Initial Public Offerings and Limited Offerings

Employees may not acquire any securities in an initial public offering or limited offerings (including private placement offerings) without express prior written approval.

Investment personnel should disclose to the CCO or his/her designee their investment in a private placement security, if he or she takes part in SIM’s subsequent decision to recommend or purchase any security of that issuer.

10.5     Reporting Requirements

A.    Reporting Requirements by Employees

1.    Quarterly Transaction Report

Employees are required to submit to Compliance a report of personal securities transactions (including transactions involving Affiliated Funds) that took place during the quarter, in which the employee had a direct or indirect beneficial ownership interest, within 30 calendar days following the end of each calendar quarter.  Attaching copies of investment statements that contain the same information noted below will be viewed as an acceptable form of reporting.  If an employee effected no transactions during the applicable quarter, s/he shall file a report indicating as such.  Employees are not required to report Exempt Transactions as defined in the Code (see Section 10.2(A)(11)).

Employees may use the Quarterly Transaction Report to disclose transactions.

Information to be included on this quarterly transaction report, or attached investment statements, is as follows:

•         Trade Date

•         Security Name

•         Ticker Symbol, CUSIP number, interest rate and maturity date

•         Number of Shares or Par

•         Type of Transaction (Purchase, Sale or Other)

•         Price

•         Principal Amount

•         Broker Name

•         Account Number

•         Date of Report

The following transactions are not required to be reported:

a.       Exempt Transactions (as described in Section 10.2(A)(11)), but transactions in Affiliated Funds (open-end investment companies advised by SIM) are required to be reported; and

b.      Transactions effected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade.

2.     Initial Portfolio Holdings Report

Employees are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO or his/her designee within 10 calendar days upon becoming an employee of SIM.  Attaching copies of investment statements will be viewed as an acceptable form of reporting.  The report, or attached investment statements, should be current as of a date not more than 45 calendar days prior to submission and should contain the following information:

•         Security Name

•         Ticker Symbol or CUSIP number

•         Number of Shares or Par

•         Principal Amount

•         Broker or Bank Name

•         Date of the Report

Employees may use the Initial and Annual Portfolio Holdings Reports to disclose holdings.

3.     Annual Portfolio Holdings Report

Employees are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO or his/her designee on an annual basis.  Attaching copies of investment statements which contain the same information noted below will be viewed as an acceptable form of reporting.  The report, or attached investment statements, should: (i) be submitted within 30 calendar days of year-end; (ii) be current as of a date not more than 45 calendar days prior to submission; and (iii) contain the following information:

•         Security Name

•         Ticker Symbol or CUSIP number

•         Number of Shares or Par

•         Principal Amount

•         Broker or Bank Name

•         Date of the Report

Employees may use Initial and Annual Portfolio Holdings Reports to disclose holdings.

B.     Submission of Duplicate Confirmations and Periodic Statements

Each employee must arrange for duplicate copies of trade confirmations and periodic statements of his/her investment accounts and any accounts holding Affiliated Funds to be sent to the CCO.  This requirement applies to any such accounts over which the employee has a direct or indirect beneficial ownership interest, but does not include accounts which only include Excluded Securities or accounts in which the employee has no direct or indirect influence or control.

C.  Review of Personal Securities Reports

The CCO will generally consider the following factors when reviewing reportable security holdings and transactions reports as well as pre-clearance requests:

1.      Whether the investment opportunity should be directed to a client’s account;

2.      Whether the amount or nature of the transaction affected the price or market for the security;

3.      Whether the employee benefited from purchases or sales being made for clients;

4.      Whether the transaction harmed any client; and

5.      Whether the transaction has the appearance of impropriety.

The President shall review the CCOs personal securities reports.  In no case should an employee review his/her own report.

10.6     Exemptions from Reporting

A.  Exemptions from Reporting Requirements

The following are not subject to the reporting requirements described in Section 10.5.

1.    Purchases and sales in Excluded Securities as described in Section 10.2(A)(13).  Excluded Securities are:

a.       Shares of registered open-end investment companies, except Affiliated Funds.

b.      Direct obligations of the United States Government;

c.       Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.      Shares issued by any money market fund; and

e.       Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Affiliated Funds.

2.    Purchases or sales of securities affected in any account over which the employee has no direct or indirect influence or control.

B.  Exemptions from Quarterly Transaction Reporting

The following are not subject to the quarterly transaction reporting requirements of Section 10.5(A)(1), but are  subject to the holdings  reporting requirements described in Section 10.5(A)(2).

1.      Purchases and sales of securities within an automatic reinvestment plan; and

2.      Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities.

10.7     Record Keeping Requirements

SIM will keep the following records regarding this Code of Ethics and Personal Trading Policy:

1.      Current and historic copies of this Code of Ethics and Personal Trading Policy;

2.      Employees’ written acknowledgements of receipt of the Compliance Policy Manual, which includes this Code of Ethics and Personal Trading Policy;

3.      Historic listings of all employees subject to this Code of Ethics and Personal Trading Policy;

4.      Violations of the Code of the Ethics and Personal Trading Policy, and records of action taken as a result of the violations;

5.      All written reports provided to any Affiliated Fund’s Board of Directors;

6.      All personal transaction reports made by employees and/or copies of investment account confirmations and statements; and

7.      Written personal transaction approvals, including documentation of the reasons for the approval.

10.8     Reporting of Violations

All employees and supervised persons are required to report promptly any violation of this policy (including the discovery of any violation committed by another employee) to the CCO.  Examples of items that should be reported include (but are not limited to): noncompliance with federal securities laws; conduct that is harmful to Clients; and purchasing securities contrary to the Personal Trading Policy.  The CCO and President will determine whether such violations should be reported to any mutual fund board to which SIM reports.

All persons are encouraged to report any violations or perceived violations as such good faith reports will not be viewed negatively by SIM management, even if the reportable event, upon investigation, is determined to be non-volitional in nature and the CCO determines the employee reported such apparent violation in good faith.

10.9     Sanctions

Upon discovering a violation of the Code of Ethics and Personal Trading Policy, the Oversight Committee may impose such sanctions it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of employment of the violator.